Exhibit 10.4

CONFIDENTIAL TREATMENT REQUESTED
[*] indicates confidential portions omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission

AMENDMENT NO. 3

THIS AMENDMENT NO. 3, dated as of September 29, 2010 (this “Amendment”), of those certain Credit Agreements referenced below is by and among FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares (“FMCAG”), FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”), and the other Borrowers identified herein, the Guarantors identified herein, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Bank Credit Agreement.

W I T N E S S E T H

WHEREAS, a $1.0 billion revolving credit facility has been established pursuant to the terms of that certain Bank Credit Agreement dated as of March 31, 2006 (as amended and modified, the “Bank Credit Agreement”) and a $3.6 billion term loan credit facility, consisting of a $1.85 billion Tranche A Term Loan and a $1.75 billion Tranche B Term Loan, has been established pursuant to the terms of that certain Term Loan Credit Agreement dated as of March 31, 2006 (as amended and modified, the “Term Loan Credit Agreement” and together with the Bank Credit Agreement, the “Credit Agreements”), in each case, by and among FMCAG, FMCH, and certain subsidiaries and affiliates as Borrowers and Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreements, including an increase in the commitments for Revolving Loans and the Tranche A Term Loan and an extension of the final maturity dates therefor, and certain other amendments;

WHEREAS, the Lenders have agreed to the requested amendment on the terms and conditions set forth herein and have directed the Administrative Agent to enter into this Amendment on their behalf;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Establishment of Incremental Loan Facilities and Amendment of Provisions Relating to Incremental Loan Facilities. Incremental Loan Facilities are established in accordance with the provisions of the Bank Credit Agreement and the Term Loan Credit Agreement, as amended hereby, as follows:

1.1 Establishment of Incremental Revolving Loan Facility and Reallocation of Revolving Commitments. The Aggregate Revolving Commitments under the Bank Credit Agreement are increased by TWO HUNDRED MILLION DOLLARS ($200,000,000) (the “Incremental Revolving Commitments”), and the Revolving Commitments are reallocated among the Revolving Lenders, as shown on Schedule 2.01 to the Bank Credit Agreement, as amended hereby and attached hereto. The Lenders that are not already existing Revolving Lenders will provide a joinder agreement confirming their joinder under the Bank Credit Agreement, and the other Lenders acknowledge and agree to the reallocation of commitments as shown on Schedule 2.01 to the Bank Credit Agreement, as amended hereby and attached hereto. The Incremental Revolving Commitments will be established and the Revolving Commitments will be reallocated on and effective as of the Amendment No. 3 Effective Date.

Upon the effectiveness of this Amendment and the establishment of the Incremental Revolving Commitments, the Lenders providing the Incremental Revolving Commitments will be “Revolving Lenders” for all purposes under the Bank Credit Agreement and the other Credit Documents, and such Lenders shall be deemed to have purchased, without recourse, a risk participation in all existing L/C Obligations, Domestic Swing Line Loans and Shared Foreign Swing Line Loans under the Bank Credit Agreement in the amount of their respective pro rata share thereof, and absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be obligated to pay and discharge when due, their pro rata share thereof, as provided therein.

An assignment of interests in the Revolving Commitments and the Revolving Obligations shall be deemed to have occurred, with interests therein being bought and sold, as necessary and appropriate, to give effect to the establishment of the Incremental Revolving Commitments and the reallocation of the Revolving Commitments as provided herein.

1.2 Establishment of Incremental Tranche A Term Loan and Reallocation of Tranche A Term Loan. The aggregate principal amount of the Tranche A Term Loan under the Term Loan Credit Agreement will be increased by FIFTY MILLION FOUR HUNDRED FORTY-THREE THOUSAND THIRTY-EIGHT DOLLARS ($50,443,038.00) (the “Incremental Tranche A Term Loan”), and the Tranche A Term Loan is reallocated among the Tranche A Term Lenders, as shown on Schedule 2.01 to the Term Loan Credit Agreement attached hereto. The Incremental Tranche A Term Loan will be made to FMCH and the Co-Borrowers, jointly and severally as borrowers therefor. The Lenders that are not already existing Tranche A Term Lenders will provide a joinder agreement confirming their joinder under the Term Loan Credit Agreement, and the other Lenders acknowledge and agree to the reallocation of commitments as shown on Schedule 2.01 to the Term Loan Credit Agreement, as amended hereby and attached hereto. The Incremental Tranche A Term Loan will be made and the Tranche A Term Loan will be reallocated on and effective as of the Amendment No. 3 Effective Date.

Upon the effectiveness of this Amendment and the establishment of the Incremental Tranche A Term Loan, the Lenders providing the Incremental Tranche A Term Loan will be “Tranche A Term Lenders” for all purposes under the Term Loan Credit Agreement and the other Credit Documents.

An assignment of interests in the Tranche A Term Loan shall be deemed to have occurred, with interests therein being bought and sold, as necessary and appropriate, to give effect to the establishment of the Incremental Tranche A Term Loan and the reallocation of the Tranche A Term Loan as provided herein.

1.3 Amendments to the Bank Credit Agreement Relating to Establishment of Incremental Revolving Commitments. The Bank Credit Agreement is amended as follows:

1.3.1 In Section 1.01 (Defined Terms), the definition of “Committed Revolving Loans” is amended to read as follows:

“Committed Revolving Loans” means any Revolving Loans made pursuant to Section 2.01(a), including the Incremental Revolving Loans established pursuant to Amendment No. 3 and any other Incremental Revolving Loans established hereunder.

1.3.2 In Section 2.01(f), the lead-in language in the first sentence before the proviso is amended to read as follows:

Any time after the Closing Date, any Borrower or Borrowers may, upon written notice to the Administrative Agent, request to establish additional credit facilities (collectively, the “Incremental Loan Facilities”) by increasing the Aggregate Revolving Commitments as provided in Section 1.1 of Amendment No. 3 or as provided hereunder in Section 2.01(g) (the “Incremental Revolving Loans”), increasing the Tranche A Term Loan as provided in Section 1.2 of Amendment No. 3 or as provided hereunder in Section 2.01(h) (the “Incremental Tranche A Term Loan”), increasing the Tranche B Term Loan as provided in Section 2.01(i) (the “Incremental Tranche B Term Loan”) or establishing a new term loan (the “Tranche C Term Loan”) or other incremental term loan as provided in Section 2.01(j), or some combination thereof;

1.3.3 A new subsection (k) is added to Section 2.01 to read as follows:

(k) Establishment of Incremental Loan Facilities under Amendment No. 3. Notwithstanding the foregoing provisions of subsections (g) and (h) of this Section 2.01, the Incremental Loan Facilities established under Amendment No. 3 shall be established on the terms and conditions set forth therein and are not subject to the provisions of clauses (i) and (ii) of Section 2.01(g), or the lead-in language to Section 2.01(h) in the first sentence before the proviso thereto, or clauses (i) and (ii) of Section 2.01(h) to the extent that those may conflict with the provisions of Amendment No. 3. In addition, the aggregate principal amount of loans and commitments established under Amendment No. 3 shall not be counted in determining the aggregate principal amount of Incremental Loan Facilities for purposes of clause (i) of the proviso to Section 2.01(f).

1.4 Amendments to the Term Loan Credit Agreement Relating to Establishment of Incremental Tranche A Term Loan. The Term Loan Credit Agreement is amended as follows:

1.4.1 In Section 1.01 (Defined Terms), the definition of “Tranche A Term Loan” is amended to read as follows:

“Tranche A Term Loan” means the term loan made pursuant to Section 2.01(a), including the Incremental Tranche A Term Loan established pursuant to Amendment No. 3 and any other Incremental Tranche A Term Loan established hereunder.

1.4.2 In Section 2.01(c), the lead-in language in the first sentence before the proviso is amended to read as follows:

Any time after the Closing Date, any Borrower or Borrowers may, upon written notice to the Administrative Agent, establish additional credit facilities (collectively, the “Incremental Loan Facilities”) by increasing the Aggregate Revolving Commitments as provided in Section 1.1 of Amendment No. 3 or as provided hereunder in Section 2.01(d) (the “Incremental Revolving Loans”), increasing the Tranche A Term Loan as provided in Section 1.2 of Amendment No. 3 or as provided hereunder in Section 2.01(e) (the “Incremental Tranche A Term Loan”), increasing the Tranche B Term Loan as provided in Section 2.01(f) (the “Incremental Tranche B Term Loan”) or establishing a new term loan (the “Tranche C Term Loan”) or other incremental term loan as provided in Section 2.01(g), or some combination thereof;

1.4.3 A new subsection (h) is added to Section 2.01 to read as follows:

(h) Establishment of Incremental Loan Facilities under Amendment No. 3. Notwithstanding the foregoing provisions of subsections (d) and (e) of this Section 2.01, the Incremental Loan Facilities established under Amendment No. 3 shall be established on the terms and conditions set forth therein and are not subject to the provisions of clauses (i) and (ii) of Section 2.01(d), or the lead-in language to Section 2.01(e) in the first sentence before the proviso thereto, or clauses (i) and (ii) of Section 2.01(e) to the extent that those may conflict with the provisions of Amendment No. 3. In addition, the aggregate principal amount of loans and commitments established under Amendment No. 3 shall not be counted in determining the aggregate principal amount of Incremental Loan Facilities for purposes of clause (i) of the proviso to Section 2.01(c).

Section 2. Amendments Applicable to Both Credit Agreements. In addition to the amendments set forth in Section 1 hereof, both the Bank Credit Agreement and the Term Loan Credit Agreement are amended in the following respects:

2.1 Defined Terms. In Section 1.01, the following defined terms are amended or added to read as follows:

“Amendment No. 3” means that certain Amendment No. 3 to this Credit Agreement dated as of the Amendment No. 3 Effective Date.

“Amendment No. 3 Effective Date” means September 29, 2010.

“Consolidated Fixed Charges” means, for any period for the Consolidated Group, the sum of (i) Consolidated Interest Expense, plus (ii) rent expense under operating leases, plus (iii) scheduled maturities of Consolidated Funded Debt (excluding, for purposes hereof, (A) scheduled maturities and amortization of the AG Debt and the Schuldscheindarlehen (and any replacement or refinancing thereof), and (B) scheduled maturities and amortization, including the final bullet payment at maturity, during the period of one year from the final maturity date thereof in the case of the EIB Loan, the Trust Preferred Securities and the Loans under the Credit Agreements) paid in the applicable period (provided that refinancings and extensions shall not be considered payments or repayments for purposes hereof), plus

(iv) without duplication, Restricted Payments made by FMCAG and payments by members of the Consolidated Group on any Subordinated Debt (other than payments on or repurchases of the AG Debt and Trust Preferred Securities), plus (v) cash tax payments based on income during the applicable period; but excluding (A) any amounts paid during such period as a result of the audit of the German tax liability of FMCAG in respect of deductions taken in respect of the writing down of FMCAG’s investment in certain subsidiaries for German tax purposes only as of December 31, 1997, to the extent accrued as of or before December 31, 2002, adjusted for currency fluctuations, and interest thereon, and (B) any payments made in connection with non-recurring charges taken during the year ending December 31, 2001 by members of the Consolidated Group in an aggregate amount not to exceed $258 million with respect to (1) any claims of FMCAG or any of its Subsidiaries against WRG-Conn or its Affiliates, successors or assigns relating to the Reorganization or arising from the Reorganization Documents, or (2) any other costs relating directly or indirectly, or arising from, the Reorganization or the conduct of the business of FMCH or to its Subsidiaries before the consummation of the Reorganization, in each case, together with related costs and expenses, and all on a consolidated basis determined in accordance with GAAP. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.

“Consolidated Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (i) the sum of Consolidated Funded Debt on such day minus the aggregate amount of cash and cash equivalents held by members of the Consolidated Group with Lenders and their Affiliates on such day up to $250 million, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

“Consolidated Net Tangible Assets” means, as of any day for the Consolidated Group, total assets minus the sum of, without duplication, (i) goodwill and (ii) intangible assets, in each case determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which consolidated financial statements are available.

“EIB Loan” means the loan facilities provided by The European Investment Bank to FMCAG pursuant to loan documentation dated as of July 13, 2005, December 19, 2006 and December 23, 2009, and any Support Obligations of FMCH and FMCD in respect thereof, as amended or modified and as in effect from time to time, and any additional or supplemental loans provided by the European Investment Bank on terms materially no less favorable to the Lenders.

“Schuldscheindarlehen” means the senior notes issued by FMCAG, in an aggregate principal amount of €200 million, and the guarantee by FMCH and FMCD of such notes, pursuant to agreements dated as of April 17, 2009, as amended or modified and as in effect from time to time.

2.2 In Section 1.01, in the definition of “Excluded Securitization Transactions” the reference in clause (b) to “$750 million” is amended to read “$1,000 million”.

2.3 In Section 1.01, in the definition of “Pro Forma Basis” is amended to include the following at the end thereof:

; provided, that where the aggregate consideration paid or payable by any member of the Consolidated Group in connection with such Disposition or Acquisition is reasonably expected (taking the amount of cash and Cash Equivalents and the fair market value of any non-cash consideration paid or payable and the amount of debt assumed, as reasonably determined by FMCAG) to be $50 million or less, FMCAG may elect whether or not to make the adjustments otherwise required pursuant to clauses (i) or (ii) hereof, as applicable.

2.4 Section 1.03(c) is amended to include the following at the end thereof:

Notwithstanding anything contained herein to the contrary, it is understood and agreed that for purposes of this Credit Agreement, operating leases (as determined in accordance with GAAP on the Amendment No. 3 Effective Date) will not be recharacterized as a capital lease or other obligation that would constitute Funded Debt hereunder, except for purposes of financial statement deliveries under Section 7.01.

2.5 Section 8.01 (Indebtedness) is amended and restated in its entirety to read as follows:

8.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness arising or existing under the Credit Agreements and the other Credit Documents;

(b) Indebtedness identified on Schedule 8.01, and any refinancings, refundings, renewals or extensions thereof, provided that the principal amount of such Indebtedness is not increased at the time of any such refinancing, refunding, renewal or extension, but the amount of any such refinancing, refunding, renewal or extension may include (i) the amount of unfunded commitments relating thereto and (ii) the costs thereof, including reasonable fees and expenses in connection therewith;

(c) unsecured intercompany Indebtedness among members of the Consolidated Group to the extent permitted by Section 8.03;

(d) Indebtedness and obligations (contingent or otherwise) owing under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for the purposes of speculation or taking a “market view”;

(e) Indebtedness under capital leases, Synthetic Lease obligations and purchase money obligations incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case, for capital assets and refinancings, refundings, renewals or extensions thereof, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) for the Consolidated Group taken as a whole, the total amount of all such Indebtedness incurred after the Closing Date plus the Attributed Principal Amount of Sale and Leaseback Transactions entered into after the Closing Date that are not otherwise included in such Indebtedness shall not exceed $250 million in the aggregate at any time;

(f) Indebtedness and obligations under Permitted Receivables Financings, provided that the Attributed Principal Amount of all such Permitted Receivables Financings shall not exceed $1,000 million in the aggregate at any time;

(g) senior Indebtedness of FMCAG and its Subsidiaries in an aggregate principal amount at any time outstanding of up to

(i) $1,000 million (or, to the extent that any such Indebtedness is denominated in Euros, and not counted in the amount included in clause (ii) below, the Dollar Equivalent thereof), plus

(ii) an additional amount of €750 million (or, to the extent that any such Indebtedness is denominated in Dollars, and not counted in the amount included in clause (i) above, the Euro Equivalent thereof);

(h) senior Indebtedness of FMCAG and its Subsidiaries incurred in connection with (i) the repayment of the Trust Preferred Subdebt maturing 2011, and (ii) the payment or repayment of all or any portion of the Tranche B Term Loan, provided that, in either such case, such Indebtedness is incurred within a twelve (12) month period beginning six (6) months before and ending six (6) months after the maturity date thereof or the date of such payment or prepayment, respectively;

(i) customer deposits and advance payments received from customers for goods purchased in the ordinary course of business;

(j) in addition to Indebtedness otherwise permitted under this Section 8.01, Subordinated Debt and Support Obligations relating thereto, provided that (i) the maturity date for any such debt is not earlier than the final maturity date of the Tranche B Term Loan, (ii) such Subordinated Debt and any Support Obligations relating thereto shall be subordinated to the Obligations hereunder on terms and conditions materially no less favorable to the Lenders than those in the Trust Preferred Subdebt issued and outstanding on the Closing Date or on terms and conditions otherwise reasonably acceptable to the Administrative Agent and the Required Lenders and (iii) any Person that gives a Support Obligation in respect of any such Subordinated Debt shall also give a guaranty of the Obligations hereunder and become a Guarantor hereunder, provided further, that on the date of issuance, incurrence or assumption of any such additional Subordinated Debt, (A) no Default or Event of Default shall then exist and be continuing immediately before or after giving effect thereto, (B) the Consolidated Group shall be in compliance with the financial covenants hereunder after giving effect thereto on a Pro Forma Basis and (C) a Responsible Officer of FMCAG shall provide a compliance certificate, in form and detail satisfactory to the Administrative Agent, affirming the matters in this subsection;

(k) Indebtedness of FMCAG and its Subsidiaries owing to Fresenius AG and any of its Subsidiaries (other than FMCAG and its Subsidiaries) in an aggregate principal amount not to exceed $400 million at any time outstanding (the “AG Debt”); provided that such Indebtedness shall be subordinated to the Obligations on terms and conditions materially no less favorable to the Lenders than those in the Trust Preferred Subdebt issued and outstanding on the Closing Date or on terms and conditions otherwise reasonably acceptable to the Administrative Agent and the Required Lenders;

(l) Indebtedness in respect of convertible bonds referred to in Section 8.03(g);

(m) in addition to Indebtedness otherwise permitted under this Section 8.01,

(i) the 5.50% Senior Notes due 2016 and related Support Obligations; and

(ii) the 6.875% Senior Notes due 2017 and related Support Obligations;

and any refinancings, refundings, renewals and extensions thereof.

2.6 In Section 8.02 (Liens),

2.6.1 in clause (c), the language “Liens existing on the date hereof and listed on Schedule 8.02” is amended to read “Liens identified on Schedule 8.02”.

2.6.2 clause (o) is amended to read as follows:

(o) normal and customary rights of setoff and similar liens on deposits of cash in favor of banks and other depository institutions;

2.6.3 clause (s) is amended to read as follows:

(s) Liens other than those referred to herein above; provided that (i) the aggregate amount of all Indebtedness secured thereby does not at any time exceed an amount equal to five percent (5%) of Consolidated Net Tangible Assets and (ii) the Liens do not cover or extend to any of the collateral pledged to secure the Obligations hereunder.

2.7 In Section 8.03 (Investments),

2.7.1 clause (d) is amended to read as follows:

(d) Investments consisting of capital contributions and equity Investments made by members of the Consolidated Group in other members by the Consolidated Group prior to the Amendment No. 3 Effective Date;

2.7.2 clause (e) is amended to read as follows:

(e) Investments identified on Schedule 8.03;

2.7.3 in clause (i) the reference to “$80 million” is amended to read as “$100 million”.

2.7.4 in clause (p) the proviso is amended to read as follows:

provided that (i) the aggregate principal amount of all such Investments under this subsection (p) shall not exceed $450 million at any time, and (ii) where the Investment is a loan or advance, there shall be no contractual restriction or limitation on the repayment of any such indebtedness;

2.7.5 in clause (q), clause (ii) is deleted in its entirety, and clause (iii) is renumbered clause (ii).

2.8 In Section 8.09 (No Further Negative Pledges), the reference to “subsections (b), (e), (f), (g), (h) and (i) of Section 8.01” is amended to read “subsections (b), (e), (f), (g), (h), (j) and (m) of Section 8.01”.

2.9 The following Schedules and Exhibits are amended and restated in their entirety as attached hereto:

Bank Credit Agreement		Term Loan Credit Agreement

Schedule 2.01	Revolving Commitments and Commitment Percentages	Schedule 2.01	Term Loan Commitments and Commitment Percentages (Tranche A Term Loan Only)
Schedule 8.01	Existing Indebtedness	Schedule 8.01	Existing Indebtedness
Schedule 8.02	Existing Liens	Schedule 8.02	Existing Liens
Schedule 8.03	Existing Investments	Schedule 8.03	Existing Investments
Schedule 8.06	Restricted Payments	Schedule 8.06	Restricted Payments
Exhibit 7.02	Form of Compliance Certificate	Exhibit 7.02	Form of Compliance Certificate

Section 3. Amendments to the Bank Credit Agreement. In addition to the amendments set forth in Sections 1 and 2 hereof, the Bank Credit Agreement is further amended in the following respects:

3.1 Defined Terms. In Section 1.01, the following defined terms are amended or added to read as follows:

“Credit Agreements” means this Credit Agreement and the Term Loan Credit Agreement.

“Termination Date” means March 31, 2013.

3.2 In Section 1.01, in the definition of “Applicable Percentage”:

(a) the pricing grid is amended to read as follows:

APPLICABLE PERCENTAGES FOR REVOLVING LOANS AND LETTERS OF CREDIT
		Eurocurrency Rate
Pricing	Consolidated	Loans and Standby	Base Rate	Commitment
Level	Leverage Ratio	Letters of Credit	Loans	Fee

I	≤ 2.0:1.0	1.375%	0.375%	0.500%
II	> 2.0:1.0 but ≤ 2.5:1.0	1.500%	0.500%	0.500%
III	> 2.5:1.0	1.625%	0.625%	0.500%

(b) in the paragraph immediately following the pricing grid, the reference to Pricing Level VI in the second sentence thereof is amended to read “Pricing Level III” and the third sentence thereof is deleted.

3.3 The Aggregate Foreign Revolving Committed Amount, as referenced and defined in Section 2.01(a), is increased from “THREE HUNDRED MILLION DOLLARS ($300,000,000)” to “FOUR HUNDRED MILLION DOLLARS ($400,000,000)”.

3.4 The L/C Committed Amount, as referenced and defined in Section 2.01(b), is increased from “TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000)” to “FOUR HUNDRED MILLION DOLLARS ($400,000,000)”.

3.5 In Section 2.04(a) (Commitment Fee) the following shall be added to the end thereof:

Notwithstanding anything contained herein to the contrary, a Defaulting Lender shall not be entitled to share in the foregoing commitment fee hereunder so long as it shall be a Defaulting Lender.

3.6 In Section 2.04(b) (Letter of Credit Fee) the following shall be added to the end thereof:

Notwithstanding anything contained herein to the contrary, a Defaulting Lender shall not be entitled to share in the foregoing letter of credit fee hereunder so long as it shall be a Defaulting Lender.

3.7 In Section 2.14 (Payments Generally), the third sentence is amended and restated to read as follows:

The Administrative Agent will promptly distribute to each such Lender its pro rata share thereof or such other applicable share as provided herein, in like funds as received by wire transfer to such Lender’s Lending Office.

3.8 The Revolving Lenders hereby waive their right to receive break-funding costs under Section 3.05 associated with the closing of this Amendment and the establishment of the credit facilities in connection herewith.

Section 4. Amendments to the Term Loan Credit Agreement. In addition to the amendments set forth in Sections 1 and 2 hereof, the Term Loan Credit Agreement is further amended in the following respects:

4.1 Defined Terms. In Section 1.01, the following defined terms are amended or added to read as follows:

“Borrowers” means (a) in the case of the original Tranche A Term Loan, FMCH and FMC-USDLP and the Co-Borrowers, jointly and severally, and in the case of the Incremental Tranche A Term Loan, FMCH and the Co-Borrowers, jointly and severally, (b) in the case of the Tranche B Term Loan, FMCAG, FMCH and the Co-Borrowers, jointly and severally, and (c) in the case of the Tranche C Term Loan, FMCAG, FMCH and/or Subsidiaries or Affiliates identified in the Tranche C Term Loan Joinder Agreement.

“Credit Agreements” means this Credit Agreement and the Bank Credit Agreement.

“Tranche A Term Loan Maturity Date” means the final payment date for the Tranche A Term Loan when the remaining principal balance is due and payable in full, being March 31, 2013.

4.2 In Section 1.01, in the definition of “Applicable Percentage”

(a) the pricing grid is amended to read as follows:

APPLICABLE PERCENTAGES FOR TRANCHE A TERM LOAN
Pricing		Eurocurrency Rate
Level	Consolidated Leverage Ratio	Loans	Base Rate Loans

I	≤ 2.0:1.0	1.375%	0.375%
II	> 2.0:1.0 but ≤ 2.5:1.0	1.500%	0.500%
III	> 2.5:1.0	1.625%	0.625%

(b) in the paragraph immediately following the pricing grid, the reference to Pricing Level VI in the second sentence thereof is amended to read “Pricing Level III” and the third sentence thereof is deleted.

4.3 Subsection (a) of Section 2.05 is amended and restated to read as follows:

(a) Tranche A Term Loan. The original principal balance of the Tranche A Term Loan, being $1,850,000,000, was repayable in twenty consecutive quarterly installments, with installments one through nineteen each being $30 million, beginning June 30, 2006 and ending March 31, 2011 when the remaining principal balance was to be due. Voluntary prepayments of $150,000,000 have been made on the Tranche A Term Loan and scheduled quarterly principal amortization on the Tranche A Term Loan before giving effect to the Incremental Tranche A Term Loan, as revised to give effect to voluntary prepayments, is $29,430,379.75. On the Amendment No. 3 Effective Date (being also the date of advance of the Incremental Tranche A Term Loan):

Remaining Principal		Total Principal Balance
Balance of Tranche A	Incremental	of Tranche A Term Loan
Term Loan	Tranche A Term Loan	After Incremental

$1,314,556,962.00	$50,443,038.00	$1,365,000,000.00

Scheduled principal amortization payments on the Tranche A Term Loan will be $30 million per quarter beginning with the payment due December 31, 2010 continuing until March 31, 2013 when the remaining principal balance of the Tranche A Term Loan will be due and payable in full. Principal installment payments are due on the last day of each March, June, September and December. Notwithstanding anything to the contrary, the principal balance of the Tranche A Term Loan is due and payable in full on the Tranche A Term Loan Maturity Date.

4.4 In Section 2.06 (Prepayments), clause (vi) of subsection (b) and subclause (B) of subsection (c)(ii), relating to the maturity of the Trust Preferred Securities and the application of prepayments in respect thereof, are deleted in their entirety.

4.5 In Section 2.09 (Payments Generally), the third sentence is amended and restated to read as follows:

The Administrative Agent will promptly distribute to each such Lender its pro rata share thereof or such other applicable share as provided herein, in like funds as received by wire transfer to such Lender’s Lending Office.

4.6 The Tranche A Term Lenders hereby waive (i) the right to receive their respective share of the scheduled principal payment due on September 30, 2010, (ii) their right to receive break-funding costs under Section 3.05 associated with the closing of this Amendment and the establishment of the credit facilities in connection herewith, and (iii) any written loan notice in respect of the Incremental Tranche A Term Loan.

Section 5. Conditions Precedent. This Amendment shall become effective upon prior or simultaneous satisfaction of the following conditions, in form and substance reasonably satisfactory to the Administrative Agent:

5.1 Receipt by the Administrative Agent of executed signature pages to this Amendment (or, in the case of the Lenders, a written consent directing the Administrative Agent to enter into this Amendment on their behalf) from (i) the Borrowers and the Guarantors, (ii) the Administrative Agent, (iii) the Required Lenders, (iv) the Revolving Lenders, (v) the Tranche A Term Lenders and (vi) the Required Tranche B Term Lenders, and joinder agreements from each of the Lenders providing commitments under the Incremental Loan Facilities established hereby that were not already a Lender.

5.2 Receipt by the Administrative Agent of legal opinions for the Borrowers and Guarantors, including local counsel, where appropriate, regarding, among other things, existence, due authorization, execution, delivery and enforceability of this Amendment and the other loan documentation, no conflicts with organizational documents, material debt documents or applicable law, and perfection of security interests and, to the extent reasonably necessary in the judgment of the Administrative Agent, amendments to each Foreign Pledge Agreement and the Parallel Debt Agreement and/or delivery of any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgment or abstraktes Schuldanerkenntnis), in each case in a manner reasonably satisfactory to the Administrative Agent.

5.3 Receipt by the Administrative Agent of copies of supporting resolutions, Organization Documents, certificates of good standing, incumbency certificates and other corporate documentation from the Borrowers and the Guarantors.

5.4 Payment of all fees and expenses owing in connection with this Amendment, including fees and expenses of counsel to the Administrative Agent, to the extent invoiced.

The Administrative Agent will promptly notify the Credit Parties and the Lenders when the conditions to the effectiveness of the amendment provisions of Section 5 of this Amendment have been met and will confirm that those provisions are effective. The provisions of Sections 1 through 4 hereof shall not be effective until the Administrative Agent shall have given such confirmation.

Section 6. Representations and Warranties.

6.1 Each of the Credit Parties hereby represents and warrants that:

(a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby;

(b) it has executed and delivered this Amendment and the Amendment is a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless whether enforcement is sought in equity or at law);

(c) as of the date hereof, (i) the representations and warranties set forth in Article VI of both Credit Agreements are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period, in which case they are true and correct as of such earlier period) and (ii) no Default or Event of Default exists or will result herefrom.

6.2 Each of the Lenders providing Incremental Revolving Commitments hereby represents, warrants and agrees that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and become a Revolving Lender under the Bank Credit Agreement, (ii) it meets the requirements for an “Eligible Assignee” under the Bank Credit Agreement, and if not a Lender or affiliate of a Lender, that it is a commercial lender or other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business, (iii) it has delivered herewith any documentation required to be delivered by it pursuant to the terms of the Bank Credit Agreement, including Sections 3.01 and 11.15, duly completed and executed, (iv) it has received copies of the Credit Agreements and other Credit Documents, together with copies of the most recent financial statements delivered pursuant to the terms thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it will, independently without reliance on the Administrative Agent or any other Lender, and based on such documents and other information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, (vi) from and after the date hereof, it shall be bound by the provisions of the Bank Credit Agreement as a Revolving Lender for all purposes, and shall perform all obligations (including the purchase of participation interests in L/C Obligations and Swing Line Loans as provided therein) and have all of the rights and benefits of a Revolving Lender thereunder, (vii) it will be bound by the Parallel Debt Agreement, as amended and modified, or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgment or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under German law (under which a parallel debt structure has been created with a view to certain Pledge Agreements) and (viii) it ratifies and approves all acts previously taken by the Collateral Agent on such Lender’s behalf (including the Collateral Agent acting as a proxy without power of attorney (Vertreter ohne Vertretungsmacht) in connection with any Pledge Agreement governed by German Law).

6.3 Each of the Lenders providing a portion of the Incremental Tranche A Term Loan hereby represents, warrants and agrees that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and become a Tranche A Term Lender under the Term Loan Credit Agreement, (ii) it meets the requirements for an “Eligible Assignee” under the Term Loan Credit Agreement, and if not a Lender or affiliate of a Lender, that it is a commercial lender or other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business, (iii) it has delivered herewith any documentation required to be delivered by it pursuant to the terms of the Term Loan Credit Agreement, including Sections 3.01 and 11.15, duly completed and executed, (iv) it has received copies of the Credit Agreements and other Credit Documents, together with copies of the most recent financial statements delivered pursuant to the terms thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it will, independently without reliance on the Administrative Agent or any other Lender, and based on such documents and other information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, (vi) from and after the date hereof, it shall be bound by the provisions of the Term Loan Credit Agreement as a Tranche A Term Lender for all purposes, and shall perform all obligations and have all of the rights and benefits of a Tranche A Term Lender thereunder, (vii) it will be bound by the Parallel Debt Agreement, as amended and modified, or any substantially similar agreement that creates an obligation of the Credit Parties (as debt acknowledgment or abstraktes Schuldanerkenntnis) in favor of the Collateral Agent under German Law (under which a parallel debt structure has been created with a view to certain Pledge Agreements) and (viii) it ratifies and approves all acts previously taken by the Collateral Agent on such Lender’s behalf (including the Collateral Agent acting as a proxy without power of attorney (Vertreter ohne Vertretungsmacht) in connection with any Pledge Agreement governed by German Law).

Section 7. Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its guaranty obligations under and in respect of the Credit Documents and the Incremental Loan Facilities established hereby and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Credit Documents, except as expressly set forth therein.

Section 8. Full Force and Effect; Affirmation. Except as modified hereby, all of the terms and provisions of the Credit Agreements and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect. Each of the Credit Parties hereby (a) affirms all of its obligations under the Credit Documents to which it is party and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge their obligations under any Credit Document, except as expressly stated therein.

Section 9. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party’s original executed counterpart.

Section 11. Credit Document. Each of the parties hereto hereby agrees that this Amendment is a Credit Document.

Section 12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

[Signatures on Following Pages]

BORROWERS AND GUARANTORS:	FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

By: /s/ Dr. Emanuele Gatti Name: Dr. Emanuele Gatti Title: Member of the Management Board

By: /s/ Kent Wanzek Name: Kent Wanzek Title: Member of the Management Board

BORROWER AND GUARANTOR:	FRESENIUS MEDICAL CARE NORTH AMERICA HOLDINGS LIMITED PARTNERSHIP, a Delaware limited partnership

By: Fresenius Medical Care US Vermögensverwaltungs GmbH and Co. KG, a German partnership

Its General Partner

By: Fresenius Medical Care Vermögensverwaltungs GmbH, a German limited liability company

Its General Partner

By: /s/ Josef Dinger Name: Josef Dinger Title: Managing Director

BORROWERS AND GUARANTORS:	FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation

By: /s/ Mark Fawcett Name: Mark Fawcett Title: Vice President and Assistant Treasurer

CO-BORROWERS AND GUARANTORS:
NATIONAL MEDICAL CARE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF INDIANA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF OHIO, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF TEXAS, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC., a Delaware corporation
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC., a Delaware corporation
FRESENIUS USA MANUFACTURING, INC., a Delaware corporation
FRESENIUS USA MARKETING, INC., a Delaware corporation
FRESENIUS USA, INC., a Massachusetts corporation
SAN DIEGO DIALYSIS SERVICES, INC., a Delaware corporation
SPECTRA LABORATORIES, INC., a Nevada corporation
WSKC DIALYSIS SERVICES, INC., an Illinois corporation
EVEREST HEALTHCARE INDIANA, INC., an Indiana corporation

By:	/s/ Mark Fawcett
Name: Mark Fawcett
Title: Vice President and Treasurer

GUARANTORS:	BIO-MEDICAL APPLICATIONS OF MARYLAND, INC., a Delaware corporation FRESENIUS SECURITIES, INC., a California corporation SRC HOLDING COMPANY, INC., a Delaware corporation

By: /s/ Mark Fawcett Name: Mark Fawcett Title: Vice President and Treasurer

GUARANTORS:	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC., a Delaware corporation
NMC A, LLC, a Delaware limited liability company
BIO-MEDICAL APPLICATIONS OF MAINE, INC., a Delaware corporation
EVEREST HEALTHCARE HOLDINGS, INC, a Delaware corporation
FRESENIUS MANAGEMENT SERVICES, INC, a Delaware corporation
RENAL CARE GROUP, INC., a Delaware corporation
DIALYSIS CENTERS OF AMERICA — ILLINOIS, INC., an Illinois corporation
STAT DIALYSIS CORPORATION, a Delaware corporation
RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas corporation

By: /s/ Mark Fawcett Name: Mark Fawcett Title: Vice President and Treasurer

NEW YORK DIALYSIS SERVICES, INC., a New York corporation

By: /s/ Mark Fawcett Name: Mark Fawcett Title: Treasurer

GUARANTORS:	NATIONAL MEDICAL CARE OF SPAIN, S.A., a corporation (sociedad anónima) organized under the laws of Spain

By: /s/ Dr. Andrea Stopper Name: Dr. Andrea Stopper Title: Authorized Representative

GUARANTORS:	FMC TRUST FINANCE S.à r.l. LUXEMBOURG-III, a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By: /s/ Gabriele Dux Name: Gabriele Dux Title: Manager

FMC FINANCE III S.A., a company existing under the laws of Luxembourg

By: /s/ Gabriele Dux Name: Gabriele Dux Title: Director

FMC FINANCE VI S.A., a société anonyme (Public limited company) existing under the laws of Luxembourg

By: /s/ Gabriele Dux Name: Gabriele Dux Title: Director

GUARANTORS:	FRESENIUS MEDICAL CARE DEUTSCHLAND GmbH, a German limited liability company

By: /s/ Dr. Angelo Möβlang Name: Dr. Angelo Möβlang Title: Managing Director

By: /s/ Eberhard Sieger Name: Eberhard Sieger Title: Managing Director

FRESENIUS MEDICAL CARE BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By: /s/ Michael Brosnan Name: Michael Brosnan Title: Managing Director

By: /s/ Dr. Rainer Runte Name: Dr. Rainer Runte Title: Managing Director

FRESENIUS MEDICAL CARE US BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By: /s/ Josef Dinger Name: Josef Dinger Title: Managing Director

FRESENIUS MEDICAL CARE GmbH, a German limited liability company

By: /s/ Gunther Klotz Name: Gunther Klotz Title: Managing Director

By: /s/ Michael Mareth Name: Michael Mareth Title: Managing Director

GUARANTORS:	FRESENIUS MEDICAL CARE US ZWEI BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By: /s/ Josef Dinger Name: Josef Dinger Title: Managing Director

FRESENIUS MEDICAL CARE US DREI BETEILIGUNGSGESELLSCHAFT mbH, a German limited liability company

By: /s/ Josef Dinger Name: Josef Dinger Title: Managing Director

FRESENIUS MEDICAL CARE US ZWEI VERMÖGENSVERWALTUNGS GmbH & Co. KG, a German limited partnership

By: Fresenius Medical Care Vermögensverwaltungs GmbH, a German limited liability company

Its General Partner

By: /s/ Josef Dinger Name: Josef Dinger Title: Managing Director

FMC FINANCE II S.à r.l., a private limited company (société à responsabilité limitée) organized under the laws of Luxembourg

By: /s/ Gabriele Dux Name: Gabriele Dux Title: Manager

ADMINISTRATIVE AGENT AND COLLATERAL AGENT	BANK OF AMERICA, N.A., for itself in its capacities as Administrative Agent and Collateral Agent on behalf of the lenders

By: /s/ Angela Lau Name: Angela Lau Title: Vice President

Schedules to Amendment No. 3

Schedule 2.01 (Revolving Commitments and Commitment Percentages) to the Bank Credit Agreement.

Schedule 2.01 (Term Loan Commitments and Commitment Percentages — Tranche A Term Loan Only) to the Term Loan Credit Agreement.

Schedule 8.01 (Existing Indebtedness) for both the Bank Credit Agreement and Term Loan Credit Agreement.

Schedule 8.02 (Existing Liens) for both the Bank Credit Agreement and Term Loan Credit Agreement.

Schedule 8.03 (Existing Investments) for both the Bank Credit Agreement and Term Loan Credit Agreement.

Schedule 8.06 (Restricted Payments) for both the Bank Credit Agreement and Term Loan Credit Agreement.

Exhibit 7.2 (Form of Compliance Certificate) for both the Bank Credit Agreement and the Term Loan Credit Agreement.

Schedule 2.01 to Bank Credit Agreement — Schedule of Revolving Commitments

FRESENIUS MEDICAL CARE AG & CO KGAA

			Incremental
			Revolving
	Revolving		Commitments	Revolving
	Commitments		and Portion of	Commitments
	Immediately		Revolving	After
	Prior to	Revolving	Commitments	Establishment of	Revolving
	Amendment	Commitment	Subject of	Incremental and	Commitment
Lender Name	No. 3	Percentage	Reallocation	Reallocation	Percentage

AUSTRALIA & NEW ZEALAND BANKING GROUP LTD			$21,500,000.00	$21,500,000.00	1.791666667%
BANCO BILBAO VIZCAYA ARGENTARIA SA	$27,017,543.86	2.701754386%	$5,982,456.14	$33,000,000.00	2.750000000%
BANCO ITAU EUROPA SA SECURSAL FINANCEIRA INTERNACIONAL	$10,000,000.00	1.000000000%	$—	$10,000,000.00	0.833333333%
BANK OF AMERICA NA	$79,970,407.98	7.997040798%	$(37,075,729.00)	$42,894,678.98	3.574556582%
BANK OF NEW YORK MELLON THE	$17,684,210.52	1.768421052%	$3,815,789.48	$21,500,000.00	1.791666667%
BANK OF NOVA SCOTIA THE	$29,824,561.40	2.982456140%	$3,175,438.60	$33,000,000.00	2.750000000%
BANK OF TAIWAN NEW YORK AGENCY	$3,508,771.93	0.350877193%	$3,491,228.07	$7,000,000.00	0.583333333%
BANK OF TOKYO MITSUBISHI UFJ TRUST COMPANY THE	$10,526,315.79	1.052631579%	$10,973,684.21	$21,500,000.00	1.791666667%
BARCLAYS BANK PLC	$27,017,543.86	2.701754386%	$5,982,456.14	$33,000,000.00	2.750000000%
BAYERISCHE LANDESBANK	$27,017,543.86	2.701754386%	$1,982,456.14	$29,000,000.00	2.416666667%
BHF BANK AKTIENGESELLSCHAFT	$17,543,859.65	1.754385965%	$—	$17,543,859.65	1.461988304%
BNP PARIBAS	$37,543,859.65	3.754385965%	$(4,543,859.65)	$33,000,000.00	2.750000000%
CHANG HWA COMMERCIAL BANK LTD	$1,666,666.67	0.166666667%	$5,333,333.33	$7,000,000.00	0.583333333%
CHINATRUST COMMERICAL BANK LTD	$2,000,000.00	0.200000000%	$69,113.92	$2,069,113.92	0.172426160%
COMMERZBANK AG FILIALE LUXEMBOURG	$51,842,105.26	5.184210526%	$(18,842,105.26)	$33,000,000.00	2.750000000%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$27,017,543.86	2.701754386%	$5,982,456.14	$33,000,000.00	2.750000000%
CREDIT INDUSTRIEL ET COMMERCIAL	$6,929,824.56	0.692982456%	$10,397,928.20	$17,327,752.76	1.443979397%
CREDIT MUTUEL BANQUE DE L’ECONOMIE DU COMMERCE ET DE LA MONETIQUE SA NIEDERLASSUNG DEUTSCHLAND	$5,263,157.89	0.526315789%	$6,409,089.35	$11,672,247.24	0.972687270%
CREDIT SUISSE AG CAYMAN ISLANDS BRANCH	$29,824,561.40	2.982456140%	$3,175,438.60	$33,000,000.00	2.750000000%
DEUTSCHE APOTHEKER UND ARZTEBANK EG	$10,526,315.79	1.052631579%	$—	$10,526,315.79	0.877192983%
DEUTSCHE BANK AG NEW YORK BRANCH	$78,145,001.05	7.814500105%	$(35,250,322.07)	$42,894,678.98	3.574556582%
DNB NOR BANK ASA			$29,000,000.00	$29,000,000.00	2.416666667%
DZ BANK AG (DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK)	$39,350,877.19	3.935087719%	$(6,350,877.19)	$33,000,000.00	2.750000000%
HSBC BANK PLC	$17,543,859.65	1.754385965%	$3,956,140.35	$21,500,000.00	1.791666667%
HUNTINGTON NATIONAL BANK			$12,000,000.00	$12,000,000.00	1.000000000%
INTESA SANPAOLO SPA	$17,543,859.65	1.754385965%	$5,956,140.35	$23,500,000.00	1.958333333%
JPMORGAN CHASE BANK NATIONAL ASSOCIATION	$29,824,561.40	2.982456140%	$13,175,438.60	$43,000,000.00	3.583333333%
KEYBANK NATIONAL ASSOCIATION	$5,263,157.89	0.526315789%	$418,721.11	$5,681,879.00	0.473489917%
KFW IPEX BANK GMBH	$24,576,199.54	2.457619954%	$8,423,800.46	$33,000,000.00	2.750000000%
LANDESBANK BADEN WUERTTEMBERG NEW YORK AND/OR CAYMAN ISLANDS BRANCH	$32,631,578.95	3.263157895%	$368,421.05	$33,000,000.00	2.750000000%
LANDESBANK BADEN WURTTEMBERG	$19,561,403.51	1.956140351%	$(19,561,403.51)	$—	0.000000000%
LANDESBANK HESSEN THUERINGEN GIROZENTRALE	$19,350,877.19	1.935087719%	$9,649,122.81	$29,000,000.00	2.416666667%
MEDIOBANCA INTERNATIONAL (LUXEMBOURG) SA	$1,666,666.67	0.166666667%	$31,333,333.33	$33,000,000.00	2.750000000%
MIZUHO CORPORATE BANK NEDERLAND NV	$27,017,543.86	2.701754386%	$5,982,456.14	$33,000,000.00	2.750000000%
NORDEA BANK FINLAND PLC NEW YORK AND GRAND CAYMAN BRANCHES	$27,017,543.86	2.701754386%	$1,982,456.14	$29,000,000.00	2.416666667%
PNC BANK NA	$5,526,315.79	0.552631579%	$6,473,684.21	$12,000,000.00	1.000000000%
RAIFFEISEN ZENTRALBANK OSTERREICH AG	$14,035,087.72	1.403508772%	$—	$14,035,087.72	1.169590643%
ROYAL BANK OF CANADA			$17,000,000.00	$17,000,000.00	1.416666667%
ROYAL BANK OF SCOTLAND PLC, THE NIEDERLASSUNG FRANKFURT	$59,701,754.39	5.970175439%	$(26,701,754.39)	$33,000,000.00	2.750000000%
RZB FINANCE LLC	$3,508,771.93	0.350877193%	$91,228.07	$3,600,000.00	0.300000000%
SOCIETE GENERALE	$27,017,543.86	2.701754386%	$5,982,456.14	$33,000,000.00	2.750000000%
SOVEREIGN BANK			$33,000,000.00	$33,000,000.00	2.750000000%
STATE BANK OF INDIA	$5,263,157.89	0.526315789%	$1,736,842.11	$7,000,000.00	0.583333333%
SUMITOMO MITSUI BANKING CORPORATION	$16,150,496.72	1.615049672%	$16,849,503.28	$33,000,000.00	2.750000000%
SUNTRUST BANK	$23,771,929.82	2.377192982%	$9,228,070.18	$33,000,000.00	2.750000000%
TAIPEI FUBON COMMERCIAL BANK LA BRANCH	$1,754,385.96	0.175438596%	$—	$1,754,385.96	0.146198830%
TD BANK			$29,000,000.00	$29,000,000.00	2.416666667%
UNICREDIT BANK AG	$16,275,628.83	1.627562883%	$(4,275,628.83)	$12,000,000.00	1.000000000%
UNICREDIT BANK AUSTRIA AG (FORMERLY BANK AUSTRIA CREDITANSTALT AG)	$10,741,915.03	1.074191503%	$3,258,084.97	$14,000,000.00	1.166666667%
US BANK			$17,000,000.00	$17,000,000.00	1.416666667%
WELLS FARGO BANK NA	$27,017,543.86	2.701754386%	$5,982,456.14	$33,000,000.00	2.750000000%
WESTLB AG NEW YORK BRANCH	$27,017,543.86	2.701754386%	$(3,517,543.86)	$23,500,000.00	1.958333333%
TOTAL	$1,000,000,000.00	100.00%	$200,000,000.00	$1,200,000,000.00	100.000000000%

Schedule 2.01 to Term Loan Credit Agreement — Schedule of Tranche A Term Loan Commitments

FRESENIUS MEDICAL CARE AG & CO KGAA

			Incremental
			Tranche A Term
			Loans and Portion	Tranche A Term
	Tranche A Term		of Existing	Loans After
	Loans Immediately	Tranche A	Tranche A Term	Establishment of	Tranche A
	Prior to	Term Loan	Loan Subject of	Incremental and	Term Loan
Lender Name	Amendment No. 3	Percentage	Reallocation	Reallocation	Percentage

AUSTRALIA & NEW ZEALAND BANKING GROUP LTD			$23,500,000.00	$23,500,000.00	1.721611722%
BANCO BILBAO VIZCAYA ARGENTARIA SA	$35,516,100.38	2.701754386%	$3,483,899.62	$39,000,000.00	2.857142857%
BANK OF AMERICA NA	$101,411,941.08	7.714533794%	$(58,798,136.11)	$42,613,804.97	3.121890474%
BANK OF NEW YORK MELLON THE	$19,960,509.70	1.518421056%	$3,539,490.30	$23,500,000.00	1.721611722%
BANK OF NOVA SCOTIA THE	$10,601,551.41	0.806473338%	$(401,551.41)	$10,200,000.00	0.747252747%
BANK OF TAIWAN NEW YORK AGENCY	$4,612,480.56	0.350877192%	$3,387,519.44	$8,000,000.00	0.586080586%
BANK OF TOKYO MITSUBISHI UFJ TRUST COMPANY THE	$13,837,441.73	1.052631581%	$9,662,558.27	$23,500,000.00	1.721611722%
BARCLAYS BANK PLC	$35,516,100.38	2.701754386%	$3,483,899.62	$39,000,000.00	2.857142857%
BAYERISCHE LANDESBANK	$35,516,100.38	2.701754386%	$(2,516,100.38)	$33,000,000.00	2.417582418%
BHF BANK AKTIENGESELLSCHAFT	$23,062,402.85	1.754385966%	$—	$23,062,402.85	1.689553322%
BNP PARIBAS	$49,353,542.11	3.754385967%	$(10,353,542.11)	$39,000,000.00	2.857142857%
CHANG HWA COMMERCIAL BANK LTD	$2,190,928.27	0.166666667%	$5,809,071.73	$8,000,000.00	0.586080586%
CHINATRUST COMMERICAL BANK LTD	$2,629,113.92	0.200000000%	$(69,113.92)	$2,560,000.00	0.187545788%
COMMERZBANK AG FILIALE LUXEMBOURG	$85,600,624.50	6.511747073%	$(46,600,624.50)	$39,000,000.00	2.857142857%
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK	$35,516,100.38	2.701754386%	$3,483,899.62	$39,000,000.00	2.857142857%
CREDIT INDUSTRIEL ET COMMERCIAL	$9,287,291.93	0.706495968%	$10,384,897.90	$19,672,189.83	1.441186068%
CREDIT MUTUEL BANQUE DE L’ECONOMIE DU COMMERCE ET DE LA MONETIQUE SA NIEDERLASSUNG DEUTSCHLAND	$6,918,720.82	0.526315787%	$6,409,089.35	$13,327,810.17	0.976396349%
CREDIT SUISSE AG CAYMAN ISLANDS BRANCH	$39,206,084.82	2.982456139%	$(206,084.82)	$39,000,000.00	2.857142857%
DEUTSCHE APOTHEKER UND ARZTEBANK EG	$13,837,441.73	1.052631581%	$—	$13,837,441.73	1.013731995%
DEUTSCHE BANK AG NEW YORK BRANCH	$102,636,034.95	7.807652153%	$(60,022,229.99)	$42,613,804.96	3.121890473%
DNB NOR BANK ASA			$33,000,000.00	$33,000,000.00	2.417582418%
DZ BANK AG (DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK)	$53,043,526.54	4.035087720%	$(14,043,526.54)	$39,000,000.00	2.857142857%
E SUN COMMERCIAL BANK LTD	$7,105,713.32	0.540540541%	$—	$7,105,713.32	0.520565078%
HSBC BANK PLC	$23,062,402.85	1.754385966%	$437,597.15	$23,500,000.00	1.721611722%
HUNTINGTON NATIONAL BANK			$13,000,000.00	$13,000,000.00	0.952380952%
INTESA SANPAOLO SPA	$23,062,402.85	1.754385966%	$3,437,597.15	$26,500,000.00	1.941391941%
JPMORGAN CHASE BANK NATIONAL ASSOCIATION	$39,206,084.82	2.982456139%	$(10,206,084.82)	$29,000,000.00	2.124542125%
KEYBANK NATIONAL ASSOCIATION	$6,918,720.82	0.526315787%	$(418,720.82)	$6,500,000.00	0.476190476%
KFW IPEX BANK GMBH	$40,787,826.89	3.102781246%	$(1,787,826.89)	$39,000,000.00	2.857142857%
LANDESBANK BADEN WUERTTEMBERG NEW YORK AND/OR CAYMAN ISLANDS BRANCH	$42,896,069.31	3.263157897%	$(3,896,069.31)	$39,000,000.00	2.857142857%
LANDESBANK BADEN WURTTEMBERG	$25,181,650.69	1.915599812%	$(25,181,650.69)	$—	0.000000000%
LANDESBANK HESSEN THUERINGEN GIROZENTRALE	$25,011,487.53	1.902655286%	$7,988,512.47	$33,000,000.00	2.417582418%
MEDIOBANCA INTERNATIONAL (LUXEMBOURG) SA	$3,734,536.85	0.284090911%	$35,265,463.15	$39,000,000.00	2.857142857%
MEGA INTERNATIONAL COMMERCIAL BANK CO LTD	$3,286,392.40	0.250000000%	$—	$3,286,392.40	0.240761348%
MIZUHO CORPORATE BANK NEDERLAND NV	$35,516,100.38	2.701754386%	$3,483,899.62	$39,000,000.00	2.857142857%
NORDEA BANK FINLAND PLC NIEDERLASSUNG DEUTSCHLAND	$35,516,100.38	2.701754386%	$(2,516,100.38)	$33,000,000.00	2.417582418%
PB CAPITAL CORPORATION	$3,552,856.65	0.270270270%	$0.35	$3,552,857.00	0.260282564%
PNC BANK NA	$17,509,388.63	1.331961196%	$(4,509,388.63)	$13,000,000.00	0.952380952%
RAIFFEISEN ZENTRALBANK OSTERREICH AG	$18,449,922.28	1.403508772%	$—	$18,449,922.28	1.351642658%
ROYAL BANK OF CANADA			$18,000,000.00	$18,000,000.00	1.318681319%
ROYAL BANK OF SCOTLAND PLC, THE NIEDERLASSUNG FRANKFURT	$78,481,356.89	5.970175440%	$(39,481,356.89)	$39,000,000.00	2.857142857%
RZB FINANCE LLC	$4,612,480.56	0.350877192%	$(112,480.56)	$4,500,000.00	0.329670330%
SCOTIABANC INC	$24,869,996.56	1.891891890%	$3,930,003.44	$28,800,000.00	2.109890110%
SOCIETE GENERALE	$35,516,100.38	2.701754386%	$3,483,899.62	$39,000,000.00	2.857142857%
SOVEREIGN BANK			$39,000,000.00	$39,000,000.00	2.857142857%
STATE BANK OF INDIA	$6,918,720.82	0.526315787%	$1,081,279.18	$8,000,000.00	0.586080586%
SUMITOMO MITSUI BANKING CORPORATION	$21,053,105.11	1.601536162%	$17,946,894.89	$39,000,000.00	2.857142857%
SUNTRUST BANK	$22,343,591.84	1.699705109%	$16,656,408.16	$39,000,000.00	2.857142857%
TAIPEI FUBON COMMERCIAL BANK LA BRANCH	$5,917,660.49	0.450163870%	$—	$5,917,660.49	0.433528241%
TD BANK			$33,000,000.00	$33,000,000.00	2.417582418%
UNICREDIT BANK AG	$21,395,241.18	1.627562882%	$(8,395,241.18)	$13,000,000.00	0.952380952%
UNICREDIT BANK AUSTRIA AG (FORMERLY BANK AUSTRIA CREDITANSTALT AG)	$14,120,859.19	1.074191503%	$1,879,140.81	$16,000,000.00	1.172161172%
US BANK			$18,000,000.00	$18,000,000.00	1.318681319%
WELLS FARGO BANK NA	$12,760,053.51	0.970673305%	$26,239,946.49	$39,000,000.00	2.857142857%
WESTLB AG NEW YORK BRANCH	$35,516,100.38	2.701754386%	$(9,016,100.38)	$26,500,000.00	1.941391941%
TOTAL	$1,314,556,962.00	100.00%	$50,443,038.00	$1,365,000,000.00	100.00%

Schedule 8.01

Existing Indebtedness

$ in millions

Short-Term Borrowings (funded)	101.4	see Attachment A (incl. unfunded commitments)
Capital Lease Obligations (current & non-current)	15.5	see Attachment B
Long-Term Debt incl. current portion (funded)	597.7	see Attachment A (incl. unfunded commitments)
Purchase Money Obligations	38.7	see Attachment C
Synthetic Lease Obligations	6.2	see Attachment D
Guarantee Obligations	0.4	see Attachment D

8.01 Existing Indebtedness

Attachment A — Short-term Borrowings & Long-term Debt

		current	non current
		portion of	portion of
	Short term	long-term	long-term		Unfunded
$ in millions	borrowings	debt	debt	Total	Commitments	Lender/Details	Maturity

FMC AG & Co. KGaA			245.4	245.4	—	Schuldscheindarlehen (“Euro Notes”)	2012/2014
FMC AG & Co. KGaA			336.4	336.4	—	European Investment Bank	2013/2014
FMC AG & Co. KGaA				—	26.5	various umbrella facilities to be allocated to subsidiaries in Asia-Pacific, Latin America and Europe	until revoked/ yearly review
FMC Italia S.p.A	15.4			15.4	1.2	Banca Monte Paschi di Siena BNL Intesa SanPaolo	until revoked until revoked until revoked
FMC Espana S.A	6.1			6.1	6.1	BBVA Caja Madrid Commerzbank	Feb 2011 Aug 2010
							Nov 2010
FDH Turkey	10.3			10.3	19.9	Ak Bank IS Bank HSBC Halk Bank Garanti Bank VakifBank Yapi Kredi Bank	Dec 2010 Dec 2010 Dec 2010 Dec 2010 Dec 2010 Dec 2010 Dec 2010
FMC Holdings Inc.	11.4			11.4	—	CP issued to unconsolidated joint ventures insurance financing	until revoked Jul 2011
FMC Colombia S.A.	5.0		0.5	5.5	36.8	Banco Colpatria Bancocolumbia Royal Bank of Scotland	May 2011 Aug 2011 until revoked
NephroCare Chile	4.1			4.1	0.5	Banco de Credito e Inversiones Royal Bank of Scotland	until revoked until revoked
Pentafarma S.A.	4.2			4.2	0.8	Banco de Credito e Inversiones Royal Bank of Scotland	until revoked until revoked
FMC de Mexico	4.7			4.7	0.3	Scotiabank	Aug 2010
FMC Japan K.K.	25.7	2.8	9.3	37.8	16.1	Deutsche Bank Development Bank of Japan DZ Bank Furusato Royal Bank of Scotland Saitamaken	until revoked Jan 2015 yearly review Nov 2014 until revoked Jul/Dec 2013
FMC Philippines	2.2			2.2	1.3	Deutsche Bank	yearly review
FMC Australia	6.1			6.1	1.9	Deutsche Bank Royal Bank of Scotland	yearly review until revoked
FMC Groupe France			0.6	0.6	3.7	BNP Paribas Credit du Nord	until revoked Jul 2014
Fresenius Kawasumi Co		1.6		1.6	—	Development Bank of Japan Furusato Mizuho SMBC	May 2011 Dec 2010 Jun 2011 Jun 2011
other subsidiaries (debt less than 2 Mio USD per entity)	6.3	0.4	0.7	7.4	106.7	various banks providing commitments on local level and banks providing umbrella facilities	until revoked/ regular review
Total	101.4	4.8	592.9	699.1	221.8

8.01 Existing Indebtedness

Attachment B — Capital Lease Obligations as of 06/30/10

	Current	Non current	Total Capital
$ in millions	portion	portion	Leases

Provider France	0.4	3.2	3.6
NMC Portugal	0.2	1.3	1.4
FMC Srbija D.o.o.	0.3	0.2	0.5
FMC Holdings Inc.	0.2	2.2	2.4
FMC Colombia S.A.	0.7	2.2	2.9
NephroCare Chile	0.2	0.2	0.3
FMC Japan K.K.	1.8	2.1	3.9
Other subsidiaries	0.2	0.3	0.4
Total	3.9	11.5	15.5

8.01 Existing Indebtedness

Attachment C — Purchase Money Obligations

	short-term purchase money obligations
		current portion	non current portion
	short term payments	payments for	payment for	Total as of
$ in millions	for acquisitions	acquisitions	acqusitions	06/30/10

FMC NA RSI	2.1	5.0		7.1
FMC Italia S.p.A		0.5	1.2	1.7
NMC of Spain		2.1	1.1	3.3
FMC Estonia OÜ		0.3		0.3
FMC Saudi Arabia Ltd.		3.7	3.7	7.5
FMC Beteiligungsgesellschaft			0.5	0.5
FMC Srbija D.o.o. PC			0.4	0.4
Nephrocare Polska			0.8	0.8
FMC Japan K.K.			1.6	1.6
FMC Holdings Inc.	6.6		8.3	14.9
Other subsidiaries		0.4	0.3	0.7
Total	8.7	12.0	18.0	38.7

8.01 Existing Indebtedness

Attachment D — Guarantees and Synthetic Lease Obligations

		Synthetic Lease	Total as of
$ in millions	Guarantees	Obligations	06/30/10

FMC AG & Co. KGaA	0.4		0.4
Renal Service Ltd.		6.2	6.2
Total	0.4	6.2	6.6

Schedule Credit Agreement 2010

8.02 Existing Liens
figures in thousand

Facility Amount in
Subsidiary	Type	Beneficiary	Details	Transaction Currency

Asia Renal Care (SEA) PTE LTD	Share Charge	DBS Bank LTD., Singapore	Share charge by ARC Cayman in favour of DBS Bank LTD. in respect of 100% of the issued and paid up share in the capital of Asia Renal Care (SEA) PTE LTD	USD 12.000
	Debenture		Deed of Debenture executed by Asia Renal Care (SEA) PTE LTD in favour of DBS Bank LTD. in respect of all its property and assets
	Account Pledge		Account pledge by Asia Renal Care (SEA) PTE LTD in favour of DBS Bank LTD. over its monies in bank account maintained with the lender in Taiwan

Asia Renal Care (SEA) PTE LTD, Taiwan Branch	Share Charge	DBS Bank LTD., Taipei Branch	Share charge by ARC Cayman in favour of DBS Bank LTD. in respect of 100% of the issued and paid up share in the capital of Asia Renal Care (SEA) PTE LTD, Taiwan Branch	TWD equivalent of USD 8.000
	Debenture		Deed of Debenture executed by Asia Renal Care (SEA) PTE LTD in favour of DBS Bank LTD., Taipei Branch in respect of all its property and assets
	Account Pledge		Account pledge by Asia Renal Care (SEA) PTE LTD, Taipei Branch in favour of DBS Bank LTD., Taipei Branch over its monies in bank account maintained with the lender in Taiwan

FMC Romania	Pledge on accounts receivable	ABN AMRO Bank Romania SA.	Pledge on accounts receivable under existing short-term credit facility	EUR 500
Nephrocare Romania	Pledge on accounts receivable	ABN AMRO Bank Romania SA.	Pledge on accounts receivable under existing short-term credit facility	EUR 1.600
FMC Finland	Deposit arrangement	Nordea Bank Finland	Liens deposit for office rent in favour of Nordea Bank Finland	EUR 37
FMC Japan	Mortgage	Development Bank of Japan	Fixed charge over real estate Buzen plant	JPY 741.000
Fresenius Kawasumi	Mortgage	Development Bank of Japan Development Bank of Japan SMBC Mizuho Bank	Fixed charge over real estate Inkai plant/ spinning line 1
Fixed charge over real estate Inkai plant/ spinning line 2
Fixed charge over real estate Inkai plant/ spinning line 2
			Fixed charge over real estate Inkai plant/ spinning line 2	JPY 141.050

Schedule 8.03

Existing Investments

A.  Minority Investments of FMCAG and ist Subsidiaries:

Amount of capital
	% of FMC’s		stock/other securities	Amount of	Total investment
	directl/indirect		(= book value of investment)	loans/advances	in USD million
Name of investment	ownership		in USD million	in USD million	06/30/2010

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Schedule 8.03

Existing Investments

B.  Loans / Advances by Credit Parties to Non-U.S. Subsidiaries that are not Credit Parties

		Amount in USD
Lender (= credit party)	Borrower	as of 06/30/10

FMC AG & Co. KGaA	FMC South East Asia (Australia)	42,617,221
FMC AG & Co. KGaA	FMC Singapore	715,649
FMC AG & Co. KGaA	NMC Dialysebehandlung GmbH, Germany	4,732,922
FMC AG & Co. KGaA	Pontormo GmbH, Germany	15,701,604
FMC AG & Co. KGaA	FMC de Mexico	33,184,256
FMC AG & Co. KGaA	FMC Japan K.K.	141,628,442
FMC AG & Co. KGaA	NMC Centro Medico Nacional Ltda., Portugal	19,650,262
FMC AG & Co. KGaA	FMC Argentinia	13,625,620
FMC AG & Co. KGaA	FMC Espana	5,521,950
FMC AG & Co. KGaA	FMC Nephrologica S.A. Lugano	108,982
FMC AG & Co. KGaA	Osaühing FMC Estonia	1,275,100
FMC AG & Co. KGaA	Renal Services Ltd., UK	12,440,343
FMC AG & Co. KGaA	Kawasumi, Japan	3,842,969
FMC AG & Co. KGaA	FMC Lebanon	1,687,515
FMC AG & Co. KGaA	FMC S.P. Moskau, Russia	3,681,300
FMC AG & Co. KGaA	FMC Polska S.A., Polen	3,677,533
FMC AG & Co. KGaA	Nephrocare, Chile	880,107
FMC AG & Co. KGaA	FMC Taiwan	4,626,725
FMC AG & Co. KGaA	Nephrocare Taiwan	17,569,803
FMC AG & Co. KGaA	FMC Korea	4,901,864
FMC AG & Co. KGaA	Yeolin Medical Foundation Korea	6,343,989
FMC AG & Co. KGaA	Nephrocare Service Japan K.K.	1,798,680
FMC AG & Co. KGaA	Nephrocare Hongkong	1,615,536
FMC AG & Co. KGaA	FMC Hongkong	13,709,156
FMC AG & Co. KGaA	Biocare Technology Co. Hongkong	15,504,829
FMC AG & Co. KGaA	FMC Ireland	2,675,078
FMC AG & Co. KGaA	FMC Malaysia	1,960,850
FMC AG & Co. KGaA	FMC Nephrologica D- GmbH	26,407,467
FMC AG & Co. KGaA	NephroCare Thailand Ltd.	2,418,434
FMC AG & Co. KGaA	FMC (Jiangsu) Co. Ltd. - USD	6,046,156
FMC AG & Co. KGaA	FMC Peru	86,010
FMC AG & Co. KGaA	FMC Ukraine TOV	612,323
FMC AG & Co. KGaA	FMC Saudi Arabia Ltd. (SAR)	7,512,497

		418,761,170
FMC Beteiligungsgesellschaft	Fresenius Nephrocare Polska	21,704,699
FMC Beteiligungsgesellschaft	Fresenius Diyaliz Hitzmetler A.S. Turkey	3,421,283
FMC Beteiligungsgesellschaft	FMC Holding ooo Moskau Russia	1,840,650
FMC Beteiligungsgesellschaft	Fresenius Nephrocare Romania s.r.l.	14,082,608
FMC Beteiligungsgesellschaft	FMC Lebanon	159,465

		Amount in USD
Lender (= credit party)	Borrower	as of 06/30/10

FMC Beteiligungsgesellschaft	FMC Brasil Ltda.	27,010,161
FMC Beteiligungsgesellschaft	FMC South Africa	7,226,444
FMC Beteiligungsgesellschaft	Nephrocare D-GmbH	21,676,722
FMC Beteiligungsgesellschaft	FMC Dijalizna Njega d.o.o. Banja Luka	3,804,010
FMC Beteiligungsgesellschaft	Holiday Dialysis Intern. Holdings B.V.	552,195
FMC Beteiligungsgesellschaft	FMC Adsorber Tec GmbH	613,550
FMC Beteiligungsgesellschaft	Fresenius Nephrocare Russia	1,614,605

		103,706,391
FMC Finance II S.à.r.l.	FMC SMAD S.A., France	16,566,900
FMC Finance II S.à.r.l.	FMC Ireland Ltd.	5,618,340
FMC Finance II S.à.r.l.	Nephrocare Polska	463,440
FMC Finance II S.à.r.l.	Renal Service Ltd., UK	28,592,222
FMC Finance II S.à.r.l.	FMC Groupe France	18,727,800
FMC Finance II S.à.r.l.	Pontormo GmbH, Germany	11,859,798

		81,828,500
FMCD	FMC Adsorber Tec GmbH	415,171

		415,171
Total Loans		604,711,232

Schedule 8.03

Existing Investments

C.  Other advances or loans to directors, officers, employees or agents

Amount in USD
Subsidiary	as of 06/30/10

FMC GmbH	448,328.11
FMC Portugal S.A.	179,185.52
NMC Portugal	225,753.80
FM Hizmetler PC TRY	228,183.04
Nephrocare Polska	284,854.68
FMC Brazil (PC)	194,893.76
FMC Japan (J/PV)	1,965,451.02
Saudi Advance Renal	162,120.30
FMC Malaysia SAP/PC	290,020.62
Clinix Renal Care PC	130,913.61
Other Subsidiaries (< 100.000 USD)	33,417.74

4,143,122.20

Schedule 8.03

Existing Investments

D.  Advances or loans to customers or suppliers

Amount in USD
Subsidiary	as of 06/30/10

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Other Subsidiaries (< [*] USD)	[*]

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Schedule 8.03

Existing Investments

E.  Other loans, advances or investments

Amount in USD
Subsidiary	as of 06/30/10

FMC NA Corporate	8,710,000.00

8,710,000.00

Schedule 8.06

RESTRICTED PAYMENTS

Restricted Payments

2011	$330 million
2012	$360 million
2013	$390 million

Exhibit 7.02

[FORM OF]
COMPLIANCE CERTIFICATE

Financial Statement Date:          ,

To:	Bank of America, N.A., as Administrative Agent under each of the Bank Credit Agreement and the Term Loan Credit Agreement (each as defined below)

Re:	Bank Credit Agreement, dated as of March 31, 2006 (as further amended, restated, extended, supplemented or otherwise modified, the “Bank Credit Agreement”) among FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation, and the other Borrowers identified therein, the Guarantors identified therein, the Lenders party thereto, and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined have the meanings provided in the Bank Credit Agreement.

Term Loan Credit Agreement, dated as of March 31, 2006 (as further amended, restated, extended, supplemented or otherwise modified, the “Term Loan Credit Agreement”) among FMCAG, FMCH and the other Borrowers identified therein, the Guarantors identified therein, the Lenders party thereto, and BANK OF AMERICA, N.A., as Administrative Agent.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the          of FMCAG, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the FMCAG, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1. [Attached hereto as Schedule 1 are the] [The] year-end audited financial statements required by Section 7.01(a) of the Bank Credit Agreement and Section 7.01(a) of the Term Loan Credit Agreement for the fiscal year of the FMCAG ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section[, have been electronically delivered to the Administrative Agent pursuant to the conditions set forth in Section 7.02 of the Credit Agreement and Section 7.02 of the Term Loan Credit Agreement].]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1. [Attached hereto as Schedule 1 are the] [The unaudited financial statements required by Section 7.01(b) of the Bank Credit Agreement and Section 7.01(b) of the Term Loan Credit Agreement for the fiscal quarter of FMCAG ended as of the above date [have been electronically delivered to the Administrative Agent pursuant to the conditions set forth in Section 7.02 of the Bank Credit Agreement and Section 7.02 of the Term Loan Credit Agreement]. Such financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2. The undersigned has reviewed and is familiar with the terms of the Bank Credit Agreement and the Term Loan Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of FMCAG during the accounting period covered by the attached financial statements.

3. A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each of the Credit Parties performed and observed all of the covenants applicable to it under the Credit Documents (as defined in the Bank Credit Agreement and the Term Loan Credit Agreement, respectively), and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, each Credit Party performed and observed each covenant and condition of the Credit Documents (as defined in the Bank Credit Agreement and the Term Loan Credit Agreement, respectively) applicable to it.]

 — or —

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status: [DESCRIBE].]

4. The representations and warranties of the Credit Parties contained in Article VI of the Bank Credit Agreement and Article VI of the Term Loan Credit Agreement, or that are contained in any document furnished at any time under or in connection with the Credit Documents (as defined in the Bank Credit Agreement and the Term Loan Credit Agreement, respectively), are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Bank Credit Agreement and subsections (a) and (b) of Section 6.05 of the Term Loan Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01 of the Bank Credit Agreement and Section 7.01 of the Term Loan Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant and other covenant compliance analyses and information set forth on Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Compliance Certificate.

6. Set forth below is a summary of all material changes in GAAP or in the consistent application thereof during the most recent fiscal quarter ending prior to the date hereof to the extent that such changes affect the numeric value of any financial ratio or requirement in the Bank Credit Agreement, the Term Loan Credit Agreement or the other Credit Documents (as defined in the Bank Credit Agreement and the Term Loan Credit Agreement, respectively), and a reconciliation between calculation of the financial covenants (and determination of the applicable pricing level under the definition of “Applicable Percentage”) before and after giving effect to such changes:

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of          ,          .

FRESENIUS MEDICAL CARE AG & Co. KGaA, a German partnership limited by shares, represented by FRESENIUS MEDICAL CARE MANAGEMENT AG, a German corporation, its general partner

By:
Name:
Title:

By:
Name:
Title:

Schedule 1
to Compliance Certificate

FINANCIAL STATEMENTS

See attached.

Schedule 2
to Compliance Certificate

COVENANT COMPLIANCE ANALYSES AND INFORMATION

FINANCIAL COVENANTS:

I. Section 8.11(a) — Consolidated Leverage Ratio:
A.	Consolidated Funded Debt
	1. All obligations for borrowed money, whether current or long-term (including the Obligations), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (excluding Indebtedness in respect of convertible bonds referred to in Section 8.03(g))	$
	2. All purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred the ordinary course of business and payable on customary trade terms)	$
	3. All obligations under financial letters of credit issued to support tax obligations of FMCH and its subsidiaries for the payment of such obligations in connection with the settlement of claims related to the W.R. Grace bankruptcy	$
	4. Attributable Principal Amount of capital leases and Synthetic Leases	$
	5. Attributable Principal Amount of Securitization Transactions	$
	6. All preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments issued to a Person that is not a member of the Consolidated Group	$
	7. Support Obligations in respect of Funded Debt of another Person	$
	8. Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof	$
	9. Consolidated Funded Debt (sum of IA1 + IA2 + IA3 + IA4 + IA5 + IA6 + IA7 + IA8)	$
B.	Pro Forma Effect
	1. Acquisitions	$
	2. Dispositions	$
	3. Pro Forma Effect (IB1 + IB2); provided, where the aggregate consideration paid or payable by any member of the Consolidated Group in connection with such Disposition or Acquisition is reasonably expected (taking the amount of cash and Cash Equivalents and the fair market value of any non-cash consideration paid or payable and the amount of debt assumed, as reasonably determined by FMCAG) to be $50 million or less, FMCAG may elect whether or not to make the adjustments otherwise required.	$
C.	Up to $250 million in cash and Cash Equivalents held by the members of the Consolidated Group with Lenders and their Affiliates
D.	Difference of (IA9 + IB3) − IC	$
E.	Consolidated EBITDA
	1. Consolidated Net Income	$
	(a) Net income (or loss) for the Consolidated Group determined in accordance with GAAP	$
	(b) Extraordinary gains or losses and related tax effects	$

	(c) Gains and losses from discontinued operations and related tax effects	$
	(d) Consolidated Net Income (sum of IE1a − (IE1b + IE1c))	$
	2. To the extent deducted in determining net income,	$

    (a) Consolidated Interest Expense (i.e. all interest expense, including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Securitization Transactions, determined in accordance with GAAP)
$
	(b) Tax expense based on income	$
	(c) Depreciation, amortization and other non-cash charges (excluding restructuring charges which do not initially involve a cash payment but as for which there will be a subsequent cash payment)	$
	(d) Up to $50 million in restructuing charges that will be paid in cash taken from the Closing Date through December 31, 2006	$
(e) Pro Forma Effect
	(i) Acquisitions	$
	(ii) Dispositions	$
	(iii) Pro Forma Effect (IE2ei + IE2eii); provided, where the aggregate consideration paid or payable by any member of the Consolidated Group in connection with such Disposition or Acquisition is reasonably expected (taking the amount of cash and Cash Equivalents and the fair market value of any non-cash consideration paid or payable and the amount of debt assumed, as reasonably determined by FMCAG) to be $50 million or less, FMCAG may elect whether or not to make the adjustments otherwise required.	$
	(f) Sum of IE2a + IE2b + IE2c + IE2d + IE2e	$
	3. Consolidated EBITDA (sum of IE1d + IE2f)	$
Consolidated Leverage Ratio (ID / IE3)			:1.0
Maximum permitted for such quarter			:1.0
II. Section 8.11(b) — Consolidated Fixed Charge Coverage Ratio:
A.	Consolidated EBITDAR
	1. Consolidated EBITDA (line IE3)	$
	2. Rent expense under operating leases	$
3. Pro Forma Effect
	(a) Acquisitions	$
	(b) Dispositions	$

    (c) Pro Forma Effect (IIA3a + IIA3b); provided, where the aggregate consideration paid or payable by any member of the Consolidated Group in connection with such Disposition or Acquisition is reasonably expected (taking the amount of cash and Cash Equivalents and the fair market value of any non-cash consideration paid or payable and the amount of debt assumed, as reasonably determined by FMCAG) to be $50 million or less, FMCAG may elect whether or not to make the adjustments otherwise required.
$
	4. Consolidated EBITDAR (sum of IIA1 + IIA2 + IIA3(c))	$
B.	Consolidated Fixed Charges
	1. Consolidated Interest Expense (line IE2(a))	$
	2. Rent expense under operating leases	$

	3. Scheduled maturities of Consolidated Funded Debt (excluding scheduled maturities and amortization of the AG Debt and the Schuldscheindarlehen (and any replacement or refinancing thereof), and schedule maturities and amortization, including the final bullet payment at maturity, during the period from one year from the final maturity date thereof in the case of the EIB Loan, the Trust Preferred Securities and the Loans under the Credit Agreement) paid in the applicable period (provided that refinancings and extensions shall not be considered payments or repayments for purposes hereof)	$
	4. Without duplication, Restricted Payments made by FMCAG and payments by members of the Consolidated Group on any Subordinated Debt (other than the AG Debt) and Trust Preferred Securities	$
	5. Cash tax payments based on income	$
6. Pro Forma Effect
	(a) Acquisitions	$
	(b) Dispositions	$

    (c) Pro Forma Effect (IIB6a + IIB6b); provided, where the aggregate consideration paid or payable by any member of the Consolidated Group in connection with such Disposition or Acquisition is reasonably expected (taking the amount of cash and Cash Equivalents and the fair market value of any non-cash consideration paid or payable and the amount of debt assumed, as reasonably determined by FMCAG) to be $50 million or less, FMCAG may elect whether or not to make the adjustments otherwise required.
$
	7. Sum of IIB1 + IIB2 + IIB3 + IIB4 + IIB5 + IB6	$
	8. Amounts paid as a result of the audit of the German tax liability of FMCAG in respect of deductions taken in respect of the writing down of FMCAG’s investment in certain subsidiaries for German tax purposes only as of December 31, 1997, to the extent accrued as of or before December 31, 2002, adjusted for currency fluctuations, and interest thereon	$
9. Payments made in connection with non-recurring charges taken during the year ending December 31, 2001 by members of the Consoldiated Group in an aggregate amount not to exceed $258 million with respect to:
	(a) Claims of FMCAG or any of its Subsidiaries against WRG-Conn or its Affiliates, successors or assigns relating to the Reorganization or arising from the Reorganization Documents	$

    (b) Other costs relating directly or indirectly, or arising from, the Reorganization or the conduct of the business of FMCH or to its Subsidiaries before the consummation of the Reorganization, in each case, together with related costs and expenses
$
	(c) Sum of IB9a +IB9b	$
	10. Consolidated Fixed Charges (sum of IIB7 − (IIB8 + IIB9c)	$
Consolidated Fixed Charge Coverage Ratio (IIA4 / IIB10)			:1.0
Minimum permitted for such fiscal quarter			:1.0
III. Section 8.11(c) — Consolidated Capital Expenditures:
A.	All cash expenditures that, in accordance with GAAP, are or should be included in addition to property, plant and equipment and similar items reflected in the consolidated statement of cash flows for such period	$
B.	Expenditures of proceeds of insurance settlements, condemnation awards, and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged, or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the members of the Consolidated Group	$

C.	Expenditures made on reinvestment of proceeds from Dispositions within the reinvestment period under Section 2.06(b)(ii)	$
D.	Expenditures made in connection with a Permitted Acquisition	$
	Consolidated Capital Expenditures (IIIA − (IIIB + IIIC + IIID))	$
	Maximum permitted in the applicable fiscal year	$
OTHER COVENANTS:
IV. Section 8.01 — Indebtedness:
A.	Section 8.01(e): Indebtedness under capital leases, Synthetic Lease Obligations and purchase money obligations incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case, for capital assets and refinancings, refundings, renewals or extensions thereof, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) for the Consolidated Group taken as a whole, the total amount of all such Indebtedness incurred after the Closing Date plus the Attributed Principal Amount of Sale and Leaseback Transactions entered into after the Closing Date that are not otherwise included in such Indebtedness shall not exceed $250 million in the aggregate at any time	$
B.	Section 8.01(f): Indebtedness and obligations under Permitted Receivables Financings, provided that the Attributed Principal Amount of all such Permitted Receivables Financings shall not exceed $1,000 million in the aggregate at any time	$
C.	Section 8.01(g): senior Indebtedness of FMCAG and its Subsidiaries in an aggregate principal amount at any time outstanding of up to: (i) $1,000 million (or, to the extent that any such Indebtedness is denominated in Euros, and not counted in the amount included in clause (ii) below, the Dollar Equavalent thereof), plus (ii) an additional amount of €750 million (or, to the extent that any such Indebtedness is denominated in Dollars, and not counted in the amount included in clause (i) above, the Euro Equivalent thereof)	$
D.	Section 8.01(h): senior Indebtedness of FMCAG and its Subsidaries incurred in connection with (i) repayment of the Trust Preferred Subdebt maturing 2011, and (ii) the payment or repayment of all or any portion of the Tranch B Term Loan, provided that, in either such case, such idebtedness is incurred within a twelve (12) month period beginning six (6) months before and ending six (6) months after the maturity date thereof or the date of such payment or prepayment, respectively	$
E.	Section 8.01(k): Indebtedness of FMCAG and its Subsidiaries owing to Fresenius AG and any of its Subsidiaries (other than FMCAG and its Subsidiaires) in an aggregate principal amount of such AG Debt not to exceed $400 million at any time outstanding	$
V. Section 8.02 — Liens:
A.	Section 8.02(q): Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying (i) Governmental Reimbursement Program Costs and (ii) other actions or claims pertaining to the same or related matters or other Medical Reimbursement Programs, provided in each case that (A) adequate reserves for such claims or actions have established and (B) contributions to such trusts in respect of such actions or claims shall not exceed $60 million at any time	$
B.	Section 8.02(s): Liens other than those referred to in other subsections of Section 8.02, provided that (i) the aggregate amount of all Indebtedness secured thereby does not at any time exceed an amount equal to five percent (5%) of Consolidated Net Tangible Assets and (ii) the Liens does not cover or extend to any of the collateral pledged to secure the Obligations hereunder	$

VI. Section 8.03 — Investments:
A.	Section 8.03(g): Loans to employees, directors or officers in connection with the award of convertible bonds under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement in an aggregate amount not to exceed $20 million (net of Indebtedness owing by members of the Consolidated Group to such employees, directors or officers under convertible bonds) in the aggregate at any time outstanding	$
B.	Section 8.03(h): Other advances or loans to directors, officers, employees or agents not to exceed $10 million in the aggregate at any one time outstanding	$
C.	Section 8.03(i): Advances or loans to customers or suppliers that do not exceed $100 million in the aggregate at any one time outstanding	$
D.	Section 8.03(o): Investments by FMCAG and its Subsidiaries in and to members of the Consolidated Group that are not otherwise permitted under subsections (l), (m) or (n) of Section 8.03 in an aggregate amount outstanding at any time (excluding those Investments permitted under subsections (d), (e) or (n) of Section 8.03 not to exceed 12% of consolidated total assets of the Consolidated Group, provided that where the Investment is a loan or advance, there shall be no contractual restriction or limitation on the repayment of such indebtedness	$
E.	Section 8.03(p): Investments by FMCAG and its Subsidiaries in and to joint ventures or other entities in which FMCAG, directly or indirectly, owns less than a majority of the Capital Stock with ordinary voting power of such venture or entity; provided that (i) the aggregate principal amount of all such Investments under Section 8.03(p), shall not exceed $450 million at any time, and (ii) where the Investment is a loan or advance, there shall be no contractual restriction or limitation on the repayment of any such indebtedness	$
F.	Section 8.03(q): Loans and advances by FMCAG and its Subsidiaries in Fresenius AG in an aggregate principal amount not to exceed $200 million, provided that (i) where Fresenius AG shall not own the requisite Capital Stock in FMCAG to allow it to provide consolidated financial statements with the Consolidated Group under GAAP, then the aggregate principal amount of such loans and advances shall not exceed $100 million and (ii) there shall be no contractual restriction or limitation on the repayment of any such indebtedness	$
G.	Section 8.03(s): Other loans, advances or investments of a nature not contemplated in the other subsections of Section 8.03 in an amount not to exceed $50 million in the aggregate at any time outstanding	$
VII. Section 8.05 — Dispositions:
A.	Section 8.05(h): Dispositions not otherwise permitted under Section 8.05, provided that (i) the aggregate book value of property so sold or otherwise disposed of under Section 8.05(h) in any given fiscal year shall not exceed an amount equal to (A) for fiscal year 2006, 7.5% of Consolidated Net Worth as of December 31, 2005 and (B) for fiscal year 2007 and each fiscal year thereafter, 5% of Consolidated Net Worth as of the end of the fiscal year immediately preceding the date of determination, (ii) no Default or Event of Default shall then exist or would result therefrom after giving effect thereto on a Pro Forma Basis, (iii) at least 70% of the consideration received in connection with such Disposition shall be in the form of cash or Cash Equivalents and (iv) the Net Cash Proceeds therefrom shall be applied in accordance with the provisions of Section 2.06(c)	$
VII. Section 8.06 — Restricted Payments:
A.	Section 8.06: Restricted Payments (made in the applicable calendar year) permitted under Section 8.06, provided that (a) no Default or Event of Default shall exist after giving effect thereto on a Pro Forma Basis and (b) the aggregate amount of Restricted Payments in any calendar year shall not in any event exceed the amount set out in Schedule 8.06	$
	Maximum permitted in applicable calendar year	$